Exhibit 2

VOTING RIGHTS PROXY ASSIGNMENT AGREEMENT

投票权转代理协议

DATE 日期:	February 10, 2021
2021年2月10日

PARTY A甲方:	王秋丽 WANG Qiuli
PRC Identification Card No: 61242319741220002X

PARTY B乙方:	Tianzhen Investments Limited 天圳投资有限公司
Portcullis Chambers, P.O. Box 1225, Apia, Samoa

WHEREAS:

鉴于

(A)	Eno Group Limited (“Eno Group”) is a shareholder of ATIF Holdings Limited (formerly Asia Times Holdings Limited), a British Virgin Islands company (“ATIF”).

Eno Group Limited（“Eno Group”）是ATIF Holdings Limited（“ ATIF”）的股东。

(B)	Pursuant to a voting rights proxy agreement (“Voting Rights Proxy Agreement”) dated 30 September 2018 entered in between Eno Group Limited (“Eno Group”) and Party A, Eno Group granted Party A all of its voting rights as a member of ATIF.

根据Eno Group与甲方于2018年9月30日签订的 《投票权代理协议》（“投票权代理协议”），Eno Group授予甲方作为ATIF股东的所有投票权。

(C)	Party A desires to assign the Voting Rights Proxy Agreement to Party B.

甲方希望将 《投票权代理协议》转让给乙方。

Herewith the parties agree:

现甲乙双方同意：

1.	Party A hereby agreed to irrevocably assign the Voting Rights Proxy Agreement (including all the rights and obligations, and the power under the power of attorney granted by Eno to Party A pursuant to the Voting Rights Proxy Agreement) to Party B (the “Assignment”).
甲方特此同意不可撤销地 将《投票权代理协议》(包括所有权利和义务，以及Eno Group根据《投票权代理协议》授予甲方的授权委托书中 包括的 所有权利和义务）转让给乙方（“转让” ）。

2.	Party B hereby agreed to accept such Assignment including all the rights and obligations contained in the Voting Rights Proxy Agreement.

乙方在此同意接受该转让，包括与《投票权代理协议》相关的所有权利和义务。

3.	This Agreement shall be effective after execution by both parties.

本协议双方签署后即时生效。

/s/ WANG Qiuli	/s/ LIU Jun
王秋丽 WANG Qiuli	刘军LIU Jun, Director
On and behalf of
Tianzhen Investments Limited
天圳投资有限公司